EXHIBIT 1.9
KB HOME
(a Delaware corporation)
$300,000,000
7 1/4% Senior Notes due 2018
UNDERWRITING AGREEMENT
March 27, 2006
Banc of America Securities LLC
9 West 57th Street
New York, New York 10019
Ladies and Gentlemen:
     KB Home, a Delaware corporation (the “Company”), and the Company’s subsidiaries listed on Schedule A hereto (the “Guarantors”) confirm their agreement with Banc of America Securities LLC (“BAS”) and each of the other underwriters, if any, named in Schedule B hereto (collectively, the “Underwriters,” which term shall also include any underwriters substituted as hereinafter provided in Section 10 hereof), for whom BAS is acting as representative (in such capacity, the “Representative”), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of $300,000,000 aggregate principal amount of the Company’s 7 1/4% Senior Notes due 2018 (the “Securities”). The Securities will be unconditionally guaranteed on a senior basis by each of the Guarantors (the “Guarantees”) pursuant to the Indenture (as defined below). In the event that only a single Representative is named in the first sentence of this paragraph, then all references herein to the “Representatives” shall be deemed to mean and refer to such single Representative, mutatis mutandis. In the event that only a single Underwriter is named on Schedule B hereto, then (i) all references herein to the “Underwriters” shall be deemed to mean and refer to such single Underwriter, mutatis mutandis, and (ii) the provisions of Section 10 shall not be applicable and all references herein to Section 10 shall be disregarded.
     The Securities are to be issued pursuant to an Indenture (the “Original Indenture”) dated as of January 28, 2004, as amended and supplemented by the First Supplemental Indenture (the “First Supplemental Indenture”) thereto dated as of January 28, 2004 and as further amended and supplemented by the Second Supplemental Indenture (the “Second Supplemental Indenture”) thereto dated as of June 30, 2004 (as so amended and supplemented, the “Indenture”), each among the Company, the Guarantors and SunTrust Bank, as trustee (the “Trustee”).
     The Company may enter into a new term loan agreement with one or more lenders which will be guaranteed by the Guarantors (such term loan agreement, including all amendments and supplements thereto, if any, and any promissory notes or other agreements, guarantees, or instruments entered into in connection therewith, is hereinafter called the “Term Loan Agreement” and any guarantees of the Term Loan Agreement by the Guarantors are hereinafter called the “Term Loan Guarantees”).
     In this Agreement, the Guarantors are sometimes referred to as the “Significant Subsidiaries.”
     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-120458) (the “Current Registration Statement”) for the registration under the Securities Act of 1933 (the “1933 Act”) of, among other securities, the Securities and the Guarantees, which registration statement was declared effective by the Commission on November 29, 2004 and copies of which have heretofore been delivered to you. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”). The Company proposes to file with the Commission, pursuant to Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations, the Prospectus Supplement (as defined in Section 3(i) hereof) and the related prospectus dated November 29, 2004 (the “Base Prospectus”) relating to the Securities and Guarantees, and has previously advised you of all further information (financial and other) with respect to the Company and the Guarantors set forth therein. Any information included in the Prospectus Supplement or the Base Prospectus that was omitted from the Current Registration Statement at the time it became effective but that is deemed to be part of and included in the Current Registration Statement pursuant to paragraph (f) of Rule 430B is referred to as the “Rule 430B Information.” Each prospectus, together with any related prospectus supplement, relating to the Securities used before the Current Registration Statement became effective, and each prospectus, together with the related prospectus supplement, relating to the Securities that omitted the Rule 430B Information or that was captioned “Subject to Completion” (or a similar caption) that was used after such effectiveness, is herein called, together with the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, a “Preliminary Prospectus,” and all references herein to any “Preliminary Prospectus” shall be deemed to include the Statutory Prospectus (as hereinafter defined). The Current Registration Statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time, and the documents and information (including, without limitation, any 430B Information) otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations at such time, is hereinafter called, the “Registration Statement.” The Base Prospectus and the Prospectus Supplement including the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished (electronically or otherwise) to the

Underwriters for use in connection with the offering of the Securities (whether to meet the requests of purchasers pursuant to Rule 173 under the 1933 Act Regulations or otherwise) or, if not furnished to the Underwriters, in the form first filed by the Company pursuant to Rule 424(b), are herein called collectively, the “Prospectus.”
     All references in this Agreement to documents, financial statements and schedules and other information which is “contained,” “included,” “stated,” “described in” or “referred to” in the Registration Statement, the Prospectus, the Base Prospectus, the Statutory Prospectus or any Preliminary Prospectus (and all other references of like import) shall be deemed to mean and include all such documents, financial statements and schedules and other information which is incorporated or deemed to be incorporated by reference in, or otherwise deemed by the 1933 Act Regulations (including, without limitation, Rule 430B) to be a part of or included in, the Registration Statement, the Prospectus, the Base Prospectus, the Statutory Prospectus or such Preliminary Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus, the Base Prospectus, the Statutory Prospectus or any Preliminary Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus, the Base Prospectus, the Statutory Prospectus or such Preliminary Prospectus, as the case may be.
     The Company and the Guarantors understand that the Underwriters propose to make a public offering of the Securities and the Guarantees as soon as the Representatives deem advisable after this Agreement has been executed and delivered.
     This Agreement, the Securities and the Indenture are hereinafter sometimes referred to, collectively, as the “Operative Documents” and, individually, as an “Operative Document.”
     All references herein to a “subsidiary” or “subsidiaries” of the Company shall include, without limitation (i) the Guarantors and (ii) all other subsidiaries of the Company, including any consolidated joint ventures in which the Company or any of its other subsidiaries is a participant, any consolidated limited and general partnerships in which the Company or any of its other subsidiaries owns partnership interests and any consolidated limited liability companies in which the Company or any of its other subsidiaries owns membership interests (such joint ventures, limited and general partnerships and limited liability companies being hereinafter called, collectively, the “Partnerships” and, individually, a “Partnership”).
     SECTION 1. Representations and Warranties.
     (a) The Company and the Guarantors, jointly and severally, represent and warrant to each Underwriter as of the date hereof (such date being hereinafter referred to as the “Representation Date”), as of the Applicable Time (as defined below) and as of the Closing Time (as defined below), and agree with each Underwriter, as follows:
     (i) The Company and the Guarantors meet the requirements for use of Form S-3 under the 1933 Act and the 1933 Act Regulations. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.
     At the time that the Registration Statement was first filed, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 (“Rule 405”) of the 1933 Act Regulations, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered such an “ineligible issuer.”
     At the respective times the Registration Statement and any post-effective amendments thereto first became or become effective, at the time the Company’s most recent Annual Report on Form 10-K was filed with the Commission, at each “new effective date” with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, at the date hereof and at the Closing Time, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the applicable requirements of the 1933 Act, the 1933 Act Regulations, the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”), and did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Base Prospectus, as of its date and as of the Representation Date, the Statutory Prospectus and any other Preliminary Prospectus, as of the date of the preliminary prospectus supplement constituting a part thereof, and the Prospectus and any amendments or supplements thereto, as of the Representation Date and at the Closing Time, complied, comply and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not, do not and will not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     Each Preliminary Prospectus, each Issuer Free Writing Prospectus, if any, and the Prospectus delivered to the Underwriters for use in connection with this offering was or will be identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission.
     As of the Applicable Time, neither (x) all Issuer General Use Free Writing Prospectuses (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus and the information set forth on Schedule C hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, nor (z) any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     As of the time that an Issuer Free Writing Prospectus containing the information in the Final Term Sheet (as defined in Section 3(i)) shall have been filed with the Commission, the General Disclosure Package will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.
     As used in this subsection and elsewhere in this Agreement:
     “Applicable Time” shall mean 2:50 p.m. (New York City time) on the date of this Agreement.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
     “Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule D hereto.
     “Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
     “Statutory Prospectus” means, collectively, the Base Prospectus and the preliminary prospectus supplement dated March 27, 2006 relating to the offering of the Securities and the Guarantees, including the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished (electronically or otherwise) to the Underwriters for use in connection with the offering of the Securities.
     Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated or deemed to be incorporated by reference therein that has not been superseded or modified.
     The representations and warranties in this subsection 1(a)(i) shall not apply to statements in or omissions from the Registration Statement, the Prospectus, any

Preliminary Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use therein or the information contained in any Statement of Eligibility of a trustee under the 1939 Act filed or incorporated by reference as an exhibit to the Registration Statement (a “Form T-1”).
     (ii) Ernst & Young LLP, whose reports are incorporated by reference into the Registration Statement, the Statutory Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries as required by the 1933 Act and the 1933 Act Regulations.
     (iii) The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package, and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of operations of the Company and its consolidated subsidiaries for the periods specified; except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; the supporting schedules included or incorporated by reference in the Registration Statement, the Statutory Prospectus and the Prospectus present fairly the information required to be stated therein; the Company’s ratios of earnings to fixed charges and, if applicable, of earnings to combined fixed charges and preferred stock dividends (including the amounts the ratios would have been were interest on the outstanding collateralized mortgage obligations of the Company’s wholly owned limited purpose financing subsidiaries included in such ratios’ calculation) included in the Base Prospectus under the caption “Ratios of Earnings to Fixed Charges” and in the Prospectus Supplement under the caption “Selected Consolidated Financial Data” and in Exhibit 12 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission; and the pro forma financial statements, if any, and related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.
     (iv) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package, and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends in customary amounts per share on the Company’s common stock, par value $1.00 per share (the “Common Stock”), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. As used in this subsection (iv), the term “Registration Statement” means the Registration Statement excluding any amendments or supplements thereto after the date of this Agreement; the term “General Disclosure Package” means the General Disclosure Package excluding any amendments or supplements thereto after the Applicable Time; and the term “Prospectus” means the Prospectus excluding any amendments or supplements thereto after the date of this Agreement.
     (v) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under the Operative Documents; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of California and in each other jurisdiction, if any, in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except jurisdictions (other than the State of California) where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and without limitation to the foregoing provisions of this subparagraph, the only jurisdiction in which the Company is qualified as a foreign corporation is the State of California.
     (vi) Each Guarantor is either a corporation or a Partnership. Each Guarantor has been duly organized and is validly existing as a corporation or Partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under the Operative Documents to which it is a party, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; without limitation to the foregoing provisions of this subparagraph, none of the Guarantors is qualified as a foreign corporation or partnership in any jurisdiction; all of the issued and outstanding capital stock of each Guarantor which is a corporation has been duly authorized and validly issued, is fully paid and non-assessable and is owned (except for directors qualifying shares and a nominal number of shares held by affiliated parties) by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and all of the outstanding equity interests in each Guarantor which is a Partnership have been duly authorized (if applicable) and validly issued, are fully paid and (except for general partnership interests) non-assessable and are owned by the Company (except to the extent that a minority interest in the Partnership is reflected in the Company’s consolidated financial statements included or incorporated by reference in the Prospectus), directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. Except for the Guarantors, no subsidiary of the Company (including, without limitation, any Partnership) is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X (as in effect on January 1, 1996), but substituting “8%” for “10%” wherever “10%” appears in such definition. Schedule A hereto sets forth the names of the Guarantors and, in the case of any Guarantor that is a limited partnership, the names of all of its general partners and, in the case of each Guarantor and each such general partner, its jurisdiction of organization and whether such Guarantor or general partner, as the case may be, is a corporation, limited or general partnership, limited liability company or other entity.
(vii) (A) The authorized, issued and outstanding capital stock of the Company is as set forth in the audited consolidated balance sheet as of November 30, 2005 appearing in the Company’s Annual Report on Form 10-K for the fiscal year then ended (except for (1) subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to or incorporated by reference in the General Disclosure Package and the Prospectus, (2) repurchases of Common Stock pursuant to stock repurchase programs that are described in the General Disclosure Package and the Prospectus, and (3) the Company’s plan to amend its certificate of incorporation, following receipt of stockholder approval, to reduce its authorized shares of Common Stock from 300,000,000 to 290,000,000); the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; the Common Stock, the Company’s authorized but unissued special common stock, par value $1.00 per share (the “Special Common Stock”), and the Company’s authorized and unissued preferred stock, par value $1.00 per share (the “Preferred Stock”), conform to the respective statements relating thereto included in the General Disclosure Package and the Prospectus;
     (B) the Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued by the Company, authenticated by the Trustee and delivered pursuant to the provisions of the Indenture and this Agreement against payment of the consideration set forth herein, the Securities will have been duly executed and delivered by the Company and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles, and will be entitled to the benefits of the Indenture;
     (C) The Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture have been duly authorized, executed and delivered by the Company and each of the Guarantors and constitute valid and binding agreements of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with their terms, except in each case as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles, and the Indenture has been duly qualified under the 1939 Act; and, after giving effect to the sale of Securities and the sale of any other securities registered pursuant to the Registration Statement and issued or to be issued prior to the delivery of the Securities, the aggregate amount of Securities which will have been issued and sold by the Company will not exceed the aggregate amount of theretofore unsold securities registered pursuant to the Registration Statement; and
     (D) the Operative Documents and the Guarantees conform and will conform in all material respects to the respective descriptions thereof contained in the General Disclosure Package and the Prospectus.
     (viii) The Company is not in violation of its charter or by-laws and none of the Guarantors is in violation of its charter or by-laws or other organizational documents, and neither the Company nor any of the Guarantors is in default in the performance or observance of (A) any obligation, agreement, covenant or condition contained in:
     (1) the Company’s Revolving Loan Agreement dated as of November 22, 2005 among the Company, the banks party thereto, Bank of America, N.A. as Administrative Agent, and the other parties thereto, including all amendments and supplements thereto, if any, and any promissory notes or other agreements, guarantees or instruments entered into in connection therewith (the “Revolving Loan Agreement”) or, if the Company enters into the Term Loan Agreement, the Term Loan Agreement,
     (2) the Company’s 7-3/4% Senior Subordinated Notes due 2010, 9-1/2% Senior Subordinated Notes due 2011 or 8-5/8% Senior Subordinated Notes due 2008 (collectively, the “Senior Subordinated Notes”), the Indenture dated as of November 19, 1996 between the Company and SunTrust Bank (as successor to SunTrust Bank, Atlanta), as amended and supplemented by the First Supplemental Indenture thereto dated as of December 18, 2003 between the Company, SunTrust Bank and the guarantors named therein, pursuant to which the Senior Subordinated Notes were issued (as so amended and supplemented, the “Senior Subordinated Indenture,” which term, as used herein, includes the respective instruments establishing the form and terms of the Senior Subordinated Notes) or the guarantees (the “Senior Subordinated Guarantees”) of the Senior Subordinated Notes,
     (3) 8-3/4% senior notes due 2009 (the “French Notes”) of KBSA (as defined below) or any indenture, fiscal agency agreement or other instrument agreement under or pursuant to which the French Notes were issued or are outstanding (as the same may be amended or supplemented from time to time, the “French Indenture”), or

     (4) any outstanding debt securities previously issued under the Indenture (the “Senior Notes”), the Indenture or the guarantees of the Senior Notes (the “Senior Guarantees”),
(the Revolving Loan Agreement, the Senior Subordinated Notes, the Senior Subordinated Indenture, the Senior Subordinated Guarantees, the Senior Notes, the Indenture, the Senior Guarantees and, if the Company enters into the Term Loan Agreement, the Term Loan Agreement are hereinafter called, collectively, the “Subject Instruments” and, individually, a “Subject Instrument”) or (B) any obligation, agreement, covenant or condition contained in any other contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Guarantors is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Guarantors is subject, which default or violation would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the execution, delivery and performance of this Agreement and the other Operative Documents and, if the Company enters into the Term Loan Agreement, the Term Loan Agreement, and the consummation of the transactions contemplated herein and in the other Operative Documents and, if the Company enters into the Term Loan Agreement, any borrowings made thereunder, and compliance by the Company and the Guarantors with their respective obligations under this Agreement and the other Operative Documents to which they are parties and, if the Company enters into the Term Loan Agreement, the Term Loan Agreement, have been duly authorized by all necessary action, corporate or other, and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Guarantors pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Guarantors is a party or by which it or any of them may be bound (including, without limitation, the Subject Instruments), or to which any of the property or assets of the Company or any of the Guarantors is subject, except (other than in the case of the Subject Instruments) for a conflict, breach, default, lien, charge or encumbrance which would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, nor will such action result in any violation of the provisions of the charter, by-laws or other organizational documents of the Company or any of the Guarantors or any applicable law, administrative regulation or administrative or court order or decree. For purposes of this paragraph (viii), the term “Guarantor” shall include, without limitation, Kaufman & Broad S.A., a societe anonyme (“KBSA”), whether or not it is in fact a “Guarantor” as defined.
     (ix) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement, the Statutory Prospectus or the Prospectus (other than as disclosed therein), or which is not so disclosed and (net of reserves and insurance) which the Company believes might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement or the other Operative Documents; all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in or incorporated by reference in the Registration Statement, the Statutory Prospectus and the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate and net of reserves and insurance, not material to the Company and its subsidiaries considered as one enterprise; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Statutory Prospectus or the Prospectus by the 1933 Act or by the 1933 Act Regulations which have not been so filed or incorporated by reference.
     (x) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the issuance and sale of the Securities or the Guarantees or the consummation by the Company or any Guarantor of any of the other transactions contemplated hereby or by any of the other Operative Documents, except such as may be required and have been obtained under the 1933 Act, the 1933 Act Regulations and the 1939 Act, and such as may be required under state securities laws.
     (xi) This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.
     (xii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Statutory Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”), and (a) when read together with the other information in the Registration Statement, at the time the Registration Statement and any amendments thereto first became effective, at the time the Company’s most recent Annual Report on Form 10–K was filed with the Commission and at each “new effective date” with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, (b) when read together with the other information in the General Disclosure Package, at the Applicable Time and (c) when read together with the other information in the Prospectus, at the Representation Date and at the Closing Time, did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (xiii) The Securities rank and will rank senior in right of payment to the Senior Subordinated Notes and pari passu in right of payment with the Senior Notes and with the Company’s borrowing and other obligations under the Revolving Loan Agreement and, if the Company enters into the Term Loan Agreement, will rank pari passu in right of payment with the Company’s borrowings and other obligations under the Term Loan

Agreement. The Guarantees rank and will rank senior in right of payment to the Senior Subordinated Guarantees and pari passu in right of payment with the Senior Guarantees and with the guarantees of the Company’s borrowings and other obligations under the Revolving Loan Agreement and, if the Company enters into the Term Loan Agreement, will rank pari passu in right of payment with the Term Loan Guarantees.
     (xiv) There are no holders of securities of the Company with currently exercisable registration rights to have any securities registered as part of the Registration Statement or included in the offering contemplated by this Agreement.
     (xv) The Company and each of the Guarantors have good and marketable title to all of their respective properties, in each case free and clear of all liens, encumbrances and defects, except (i) customary liens and encumbrances arising in the ordinary course of the Company’s construction and development business and the financing thereof, (ii) as stated or incorporated by reference in the Statutory Prospectus and the Prospectus or (iii) such as do not materially affect the value of such properties in the aggregate to the Company and its subsidiaries considered as one enterprise and do not materially interfere with the use made and proposed to be made of such properties.
     (xvi) The Company and the Guarantors possess such certificates, authorities and permits issued by the appropriate state, federal and foreign regulatory agencies or bodies necessary to conduct all material aspects of the business now operated by them, and neither the Company nor any of the Guarantors has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.
     (xvii) No default or event of default with respect to any Indebtedness (as such term is defined in the Base Prospectus under the caption “Description of Debt Securities—Certain Definitions”) of the Company or any of the Guarantors entitling, or which, with notice or lapse of time or both, would entitle, the holders thereof to accelerate the maturity thereof exists or will exist as a result of the execution and delivery of this Agreement or any of the other Operative Documents, the issuance and sale of the Securities or the Guarantees or the consummation of the transactions contemplated hereby or thereby.
     (xviii) The Company and each of the Guarantors have filed all tax returns required to be filed, which returns, as amended, are complete and correct in all material respects, and neither the Company nor any Guarantor is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect to said returns which would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.
     (xix) The Company and each of the Guarantors maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (xx) There are not and will not be, at any time from and including the date of this Agreement through and including the Closing Time, any “Related Persons” (as defined in Article Eighth of the Company’s charter).
     (xxi) None of the Operative Documents or the Guarantees is or will be, and no payment by the Company or any of the Guarantors of any amounts payable under or pursuant to any of the Operative Documents or the Guarantees (including, without limitation, any principal, premium, if any, or interest) is or will be, subject to any usury law or other limitation on the rate or amount of interest or other amounts payable thereunder or the yield thereon (collectively, “Usury Laws”), or violates, contravenes or breaches, or will violate, contravene or breach, any Usury Laws.
     (xxii) Neither the Company nor any of the Guarantors is, and upon issuance and sale of the Securities and the Guarantees as contemplated by this Agreement and application of the net proceeds therefrom as described in the Statutory Prospectus and the Prospectus, neither the Company nor any of the Guarantors will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).
     (xxiii) No subsidiary of the Company is a guarantor of, or is a party to or bound by any instrument or agreement pursuant to which it is or may be required to guarantee or cause another subsidiary of the Company to guarantee, any borrowings, bonds, notes, debentures or other indebtedness or lease obligations of the Company, except for the Revolving Loan Agreement, the Senior Subordinated Indenture, the Indenture and, if the Company enters into the Term Loan Agreement, the Term Loan Agreement. The Company is not a party to or bound by any instrument or agreement pursuant to which it is or may be required to cause any of its subsidiaries to guarantee any borrowings, bonds, notes, debentures or other indebtedness or lease obligations of the Company, other than the Revolving Loan Agreement, the Senior Subordinated Indenture, the Indenture and, if the Company enters into the Term Loan Agreement, the Term Loan Agreement. The only persons or entities that have guaranteed the Senior Subordinated Notes or the Senior Notes or any indebtedness or other obligations of the Company under the Revolving Loan Agreement, the Senior Subordinated Indenture, the Indenture or, if the Company enters into the Term Loan Agreement, the Term Loan Agreement, are the Guarantors; and without limitation to the foregoing, if the Company enters into the Term Loan Agreement after the date of this Agreement or after the Closing Date, the only persons or entities that will initially guarantee any indebtedness or other obligations of the Company under the Term Loan Agreement will be the same persons and entities that are guarantors of the Securities at that time.
     (xxiv) The Company and, to the best of its knowledge, its officers and directors in their capacities as such, are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated in connection therewith that are effective as of the date hereof, except where the failure to so comply would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.
     (xxv) The Company and the Guarantors are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), except where such noncompliance with Environmental Laws would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval or any related constraints on operating activities or any potential liabilities to third parties) which would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.
     (xxvi) Neither the Company nor any Guarantor has any liability for any prohibited transaction or accumulated funding deficiency (within the meaning of Section 412 of the Internal Revenue Code of 1986, as amended) or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any Guarantor makes or ever has made a contribution and in which any employee of the Company or any Guarantor is or has ever been a participant, except where such liability would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise. With respect to such plans, the Company and each Guarantor is in compliance in all material respects with all applicable provisions of ERISA, except where such noncompliance would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.
     (xxvii) The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and neither the Company nor any of the Guarantors nor any of the Company’s other subsidiaries is the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities or the Guarantees.

     (xxviii) The statements (including any assumptions described therein) included under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Outlook” in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2005 are within the coverage of Rule 175(b) under the 1933 Act to the extent such statements constitute “forward-looking statements” as defined in Rule 175(c) under the 1933 Act and were made by the Company with a reasonable basis and reflect the Company’s good faith estimate of the matters described therein.
     (b) Any certificate signed by any officer or other authorized signatory of the Company or any of the Guarantors and delivered to the Representatives or to counsel for the Underwriters shall be deemed a joint and several representation and warranty by the Company and the Guarantors to each Underwriter as to the matters covered thereby.
     SECTION 2. Sale and Delivery to Underwriter; Closing.
     (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at 99.486% of the principal amount thereof, the aggregate principal amount of Securities set forth in Schedule B opposite the name of such Underwriter, plus any additional aggregate principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.
     (b) Payment of the purchase price for the Securities shall be made at the offices of the Company, 10990 Wilshire Boulevard, Los Angeles, California, or at such other place as shall be agreed upon by the Representatives and the Company, at 7:00 a.m., California time, on April 3, 2006, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery of the Securities being herein called “Closing Time”). Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the several Underwriters of certificates for the Securities to be purchased by them. Certificates for the Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before Closing Time. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. BAS, individually and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for any Securities to be purchased by any Underwriter whose payment therefor has not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder. The certificates for the Securities will be made available for examination and packaging by the Representatives not later than 10:00 a.m. (New York City time) on the last business day prior to Closing Time in New York, New York.
     SECTION 3. Covenants of the Company. The Company and each Guarantor, jointly and severally, covenant with each Underwriter as follows:

     (a) Subject to the provisions of Sections 3(b) hereof, during the period beginning on the date of this Agreement through and including the date (the “Termination Date”), which date shall not be earlier than the Closing Time, as evidenced by a notice from BAS to the Company (which notice from BAS may be in writing or oral), on which all of the Securities shall have been sold by the Underwriters and the Prospectus is no longer required to be delivered or made available on request to investors under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will notify the Representatives immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment to the Registration Statement, (ii) of the mailing, the delivery or transmittal to the Commission for filing of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Registration Statement or amendment or supplement to any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any document incorporated or deemed to be incorporated by reference in or otherwise deemed to be a part of or included in any of the foregoing (including, without limitation, pursuant to Rule 430B) or any document to be filed pursuant to the 1934 Act by the Company or any Guarantor, (iii) of the receipt of any comments or inquiries from the Commission relating to the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or the documents incorporated or deemed to be incorporated by reference in or otherwise deemed to be a part of or included in any of the foregoing (including, without limitation, pursuant to Rule 430B), (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any documents incorporated or deemed to be incorporated by reference in or otherwise deemed to be a part of or included in any of the foregoing (including, without limitation, pursuant to Rule 430B) or for additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (vi) if the Company or any of the Guarantors or any of the Company’s other subsidiaries becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities or the Guarantees. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.
     (b) During the period beginning on the date of this Agreement through and including the Termination Date, the Company will give the Representatives notice of its intention to file or prepare any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Securities which differs from the Prospectus first provided to the Underwriters for use in connection with the offering of the Securities (whether to meet requests of purchasers pursuant to Rule 173 under the 1933 Act Regulations or otherwise) or, if not furnished to the Underwriters, in the form first filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and, except in the case of Current Reports on Form 8-K that are deemed to have been “furnished” and not “filed” for purposes of the 1933 Act and the 1934 Act and are therefore not incorporated or deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, will not file any such amendment or supplement or use any such prospectus to which the Representatives or counsel for the Underwriters shall reasonably object. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time through the Termination Date and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and, and except in the case of Current Reports on Form 8-K that are deemed to have been “furnished” and not “filed” for purposes of the 1933 Act and the 1934 Act and are therefore not incorporated or deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.
     (c) The Company has delivered to the Representatives one copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and will also deliver to the Representatives as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (without exhibits) as the Representatives may reasonably request.
     (d) The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered or furnished upon request to investors under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, such number of copies of each Preliminary Prospectus, if any, the Prospectus (as amended or supplemented, if applicable) and each Issuer Free Writing Prospectus as such Underwriter may reasonably request, for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations.
     (e) If, during the period beginning on the date of this Agreement through and including the Termination Date, any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriters or the Company, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will, subject to the provisions of Section 3(b) hereof, forthwith amend or supplement the Prospectus (in form and substance satisfactory to the Representatives and counsel for the Underwriters) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the Statutory Prospectus or any other Preliminary Prospectus, the Company will promptly notify the Representatives and will promptly cease use of such Issuer Free Writing Prospectus or, subject to the provisions of Section 3(b) hereof, amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and the Underwriters and will promptly cease use of such Issuer Free Writing Prospectus (and each of the Underwriters agrees, severally and not jointly, that, upon receipt of such notice from the Company, such Underwriter will promptly cease use of such Issuer Free Writing Prospectus) and, subject to the provisions of Section 3(b) hereof, the Company will promptly amend or supplement, at its own expense, either (a) such Issuer Free Writing Prospectus or (b) the Statutory Prospectus and the Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (f) The Company and the Guarantors will endeavor, in cooperation with the Underwriters, to qualify the Securities and the Guarantees for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate; provided, however, that neither the Company nor any of the Guarantors shall be obligated to qualify as a foreign corporation or other entity, as the case may be, in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities or the Guarantees have been so qualified, the Company and the Guarantors will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required by applicable law. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of qualification of the Securities or the Guarantees for sale in any state or jurisdiction or the initiating or threatening of any proceeding for such purpose.
     (g) The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
     (h) The Company will use the net proceeds received by it from the sale of the Securities in the manner to be specified in the Prospectus Supplement under “Use of Proceeds.”
     (i) (1) Immediately following the execution of this Agreement, the Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Securities, in the form set forth on Schedule C hereto, with such changes therein or additions thereto as may be approved by the Representatives, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business two business days after the date hereof; provided that the Company shall furnish the Representatives with copies of any such Issuer Free Writing Prospectus a reasonable amount of time prior to such proposed filing and will not use or file any such Issuer Free Writing Prospectus to which the Representatives or counsel to the Underwriters shall reasonably object.
          (2) Immediately following the execution of this Agreement, the Company will prepare a prospectus supplement, dated the date hereof (the “Prospectus Supplement”), containing the terms of the Securities and the Guarantees, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives and the Company deem appropriate.
          (3) The Company will effect the filings (including, without limitation, the filings of the Statutory Prospectus, the Prospectus and each Issuer Free Writing Prospectus) required under Rule 424(b) and Rule 433, as the case may be, in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and Rule 433, as the case may be, and, if applicable, will take such steps as it deems necessary to ascertain promptly whether any such document transmitted for filing under Rule 424(b) or Rule 433 was received for filing by the Commission and, in the event that it was not, will promptly file such document.
     (j) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act (or would be required to be delivered upon request by a purchaser pursuant to Rule 173 under the 1934 Act), will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.
     (k) During a period from and including the date of this Agreement through and including the day which is 30 days after the date of this Agreement, the Company will not, without the prior written consent of BAS, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any debt securities or any securities convertible into or exchangeable or exercisable for any debt securities (except for the Securities sold to the Underwriters pursuant to this Agreement); provided that the foregoing shall not prevent the Company from making borrowings under the Revolving Loan Agreement, under bank credit lines and, if the Company enters into the Term Loan Agreement or any other term loan agreement, the Term Loan Agreement or such other term loan agreement, as the case may be.
     (l) The Company and the Guarantors agree, jointly and severally, that, unless they have obtained or will obtain the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than the information contained in the Final Term Sheet prepared and filed pursuant to Section 3(i) hereof; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of any Issuer Free Writing Prospectus included in Schedule D hereto. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company and the Guarantors agree, jointly and severally, that (x) they have treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) they have complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the 1933 Act Regulations applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
     SECTION 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the printing or reproduction of this Agreement and the other Operative Documents, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of counsel and accountants to the Company and the Guarantors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Underwriter of copies of the Registration Statement as originally filed and of each amendment thereto, of any Permitted Free Writing Prospectus, any Preliminary Prospectuses and of the Prospectus and any amendments or supplements thereto and any costs associated with the electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (ix) any fees payable in connection with the rating of the Securities, and (x) any fees and expenses of a depositary in connection with holding the Securities in book-entry form.
     If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i), the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.
     SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Guarantors herein contained, to the performance by the Company and the Guarantors of their respective obligations hereunder, and to the following further conditions:
     (a) At Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. The Prospectus containing the 430B Information (including the Prospectus Supplement referred to in Section 3(i) hereof) shall have been filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period (without reliance on Rule 424(b)(8)) and an Issuer Free Writing Prospectus containing the information in the Final Term Sheet shall have been filed with the Commission pursuant to Rule 433 within the prescribed time period, and prior to Closing Time the Company shall have provided evidence satisfactory to the Representatives of the timely filing or transmittal of each such document.
     (b) At Closing Time the Representatives shall have received:
     (i) The favorable opinion, dated as of Closing Time, of Munger, Tolles & Olson LLP, counsel for the Company and the Guarantors, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A hereto.
     (ii) The favorable opinion, dated as of Closing Time, of Charles F. Carroll, Esq., Vice President, Deputy General Counsel and Corporate Secretary of the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit B hereto.
(iii) The favorable opinion, dated as of Closing Time, of Sidley Austin LLP counsel for the Underwriters, with respect to this Agreement, the Indenture, the Securities, the Registration Statement, the Prospectus and such other matters as the Underwriters may request.
     (iv) In giving their opinions required by subsections (b)(i), (b)(ii) and (b)(iii), respectively, of this Section, Munger, Tolles & Olson LLP, Charles F. Carroll and Sidley Austin LLP shall each additionally state that no facts have come to their attention that have caused them to believe that
     (A) the Registration Statement (which term shall be defined to include the Rule 430B Information) (except for financial statements and schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom and any Form T-1, as to which counsel need make no statement), at the time it first became effective, as of the date that the Company’s most recent Annual Report on Form 10-K was filed with the Commission or at the “new effective date” with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or
     (B) the Prospectus (except for financial statements and schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom, as to which counsel need make no statement), at the Representation Date or at Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

     (C) the General Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (v) The favorable opinions, dated as of the Closing Time, of local counsels for the Guarantors organized under the laws of the States of Arizona, Colorado, Nevada and Texas, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit C hereto.
     (c) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company and the Guarantors in Section 1 are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company and each of the Guarantors has complied with all agreements and satisfied all conditions set forth in this Agreement on its part to be performed or satisfied at or prior to Closing Time, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of such officers’ knowledge and information, no proceedings for that purpose have been initiated or threatened by the Commission, and (v) since the date of this Agreement, none of the ratings assigned by any nationally recognized statistical rating organization to any debt securities of the Company or any subsidiary of the Company has been lowered and no such rating agency has publicly announced that it has placed any debt securities of the Company or of any subsidiary of the Company on what is commonly termed a “watch list” for a possible downgrading. As used in this Section 5(c), the term “Registration Statement” means the Registration Statement excluding any amendments or supplements thereto after the date of this Agreement; the term “General Disclosure Package” means the General Disclosure Package excluding any amendments or supplements thereto after the Applicable Time; and “Prospectus” means the Prospectus excluding any amendments or supplements thereto after the date of this Agreement.
     (d) (i) At the Applicable Time, the Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and financial information included and incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (including, without limitation, any pro forma financial statements), and (ii) at the Closing Time, the Representatives shall have received from Ernst & Young LLP a letter to the effect that they reaffirm the statements made in the letter furnished pursuant to clause (i) of this subsection (d) of this Section, provided that such letter shall use a “cut-off date” not more than three business days prior to the Closing Time.
     (e) At Closing Time, the Securities shall have a rating of at least Ba1 from Moody’s Investor’s Service Inc., BB+ from Standard & Poor’s and BB+ from Fitch Ratings, and the Company shall have delivered to the Representatives a letter from each such rating agency or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings.
     (f) Prior to the Closing Time, if required by the 1933 Act, the 1933 Act Regulations, the 1939 Act or the 1939 Act Regulations, the Trustee shall have filed with the Commission an application for the purpose for determining the eligibility of the Trustee under the 1939 Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the 1939 Act and the Commission shall not have issued an order refusing to permit such application to become effective or taken any similar action.
     (g) At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities and Guarantees as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Guarantors in connection with the issuance and sale of the Securities and Guarantees as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.
     If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 4, 6, 7 and 8 shall remain in effect.
     SECTION 6. Indemnification.
     (a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Underwriter, its directors and officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:
     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto (including, without limitation, the Rule 430B Information) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free

Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and
     (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by BAS), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that the foregoing indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission (1) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing) or (2) in the Form T-1.
     (b) Each Underwriter, severally and not jointly agrees to indemnify and hold harmless the Company and its directors and each of its officers who signed the Registration Statement, each Guarantor and its directors and each of its officers who signed the Registration Statement, and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or any amendment thereto (including, without limitation, the Rule 430B Information) or any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such Preliminary Prospectus, such Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing).
     (c) Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel), separate from their own counsel (i) in the case of indemnity pursuant to Section 6(a), for the Underwriters, the directors and officers of any Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act and (ii) in the case of indemnity pursuant to Section 6(b), for the Company and its directors and each of its officers who signed the Registration Statement, each Guarantor and its directors and each of its officers who signed the Registration Statement and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the 1933 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party and indemnity is provided hereunder, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Sections 6(a) or (b) is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Guarantors and one or more of the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the Assumed Underwriting Discount (as defined below) with respect to the Securities bears to the Assumed Public Offering Price (as defined below) of the Securities and the Company and the Guarantors are responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of the preceding sentence, the Assumed Public Offering Price of the Securities shall be deemed to be equal to 99.701% of the principal amount thereof and the Assumed Underwriting Discount shall be deemed to be equal to 0.215% of the principal amount thereof. For purposes of this Section, each director and officer of any Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company or any Guarantor, each officer of the Company or any Guarantor who signed the Registration Statement, and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company or such Guarantor, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to aggregate principal amount of Securities set forth opposite their respective names in Schedule B hereto and not joint. The obligations of the Company and the Guarantors to contribute pursuant to this Section 7 are joint and several.

     SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company or any of the Guarantors or any of the Company’s other subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Company or any of the Guarantors, and shall survive delivery of the Securities to the Underwriters.
     SECTION 9. Termination of Agreement.
     (a) The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the securities of the Company has been suspended or materially limited by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange or the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by the Nasdaq National Market or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either federal, New York or California authorities, or (iv) if the rating assigned by any nationally recognized statistical rating organization to any debt securities of the Company or of any subsidiary of the Company shall have been lowered or if any such rating agency shall have publicly announced that it has placed any debt securities of the Company or any trust preferred securities, capital securities or similar securities of any subsidiary of the Company on what is commonly termed a “watch list” for a possible downgrading. As used in this Section 9(a), the term “Registration Statement” means the Registration Statement excluding any amendments or supplements thereto after the date of this Agreement; the term “General Disclosure Package” means the General Disclosure Package excluding any amendments or supplements thereto after the Applicable Time; and “Prospectus” means the Prospectus excluding any amendments or supplements thereto subsequent to the date of this Agreement.
     (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 4, 6, 7 and 8 shall remain in effect.
     SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters or any other underwriters to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24 hour period, then:
     (a) if the aggregate principal amount of the Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities to be purchased at Closing Time, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
     (b) if the aggregate principal amount of the Defaulted Securities exceeds 10% of the aggregate principal amount of Securities to be purchased at Closing Time, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.
     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.
     In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the General Disclosure Package, the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
     SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to them at c/o Banc of America Securities LLC, 40 West 57th Street, New York, New York 10019 (fax number: 212-602-3644), Attention: Legal Department; and notices to the Company and the Guarantors shall be directed to them at 10990 Wilshire Boulevard, Los Angeles, California 90024, (fax number: 310-421-4280) Attention: Charles F. Carroll, Esq., Vice President, Deputy General Counsel and Corporate Secretary.
     SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Guarantors and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Guarantors and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Guarantors and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
     SECTION 13. No Advisory or Fiduciary Responsibility; Tax Disclosure.
     (a) The Company and the Guarantors, jointly and severally, acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities, if applicable, and the price to be paid by the several Underwriters for the Securities, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Underwriters, on the other hand, and the Company and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or any of the Guarantors or any of their respective affiliates, stockholders, limited or general partners, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or any Guarantor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Guarantor on other matters) and no Underwriter has any obligation to the Company or any Guarantor with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors and the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.
     (b) Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company and the Guarantors (and each employee, representative or other agent of the Company or of any Guarantor) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company and any Guarantor relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.
     SECTION 14. Submission to Jurisdiction; Waiver of Jury Trial. No proceeding related to this Agreement or the transactions contemplated hereby may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the

Company and the Guarantors hereby jointly and severally consent to the jurisdiction of such courts and personal service with respect thereto. The Company and the Guarantors hereby jointly and severally waive all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and the Guarantors jointly and severally agree that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon the Company and the Guarantors and may be enforced in any other courts to whose jurisdiction the Company or any of the Guarantors is or may be subject, by suit upon such judgment.
     SECTION 15. Governing Law and Time. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Unless otherwise set forth herein, specified times of day refer to New York City time.
[SIGNATURE PAGE FOLLOWS]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Guarantors a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Guarantors in accordance with its terms.

Very truly yours,

KB HOME

By:	/s/ KELLY M. ALLRED Name: Kelly M. Allred
Title: Vice President, Treasury and Risk
Management

KB HOME PHOENIX INC.

By:	/s/ KELLY M. ALLRED

Name: Kelly M. Allred
Title: Vice President and Treasurer

KB HOME COASTAL INC.
By:	/s/ KELLY M. ALLRED

Name: Kelly M. Allred
Title: Vice President and Treasurer

KB HOME NORTH BAY INC.

By:	/s/ KELLY M. ALLRED

Name: Kelly M. Allred
Title: Vice President and Treasurer

KB HOME SOUTH BAY INC.

By:	/s/ KELLY M. ALLRED

Name: Kelly M. Allred
Title: Vice President and Treasurer

KB HOME GREATER LOS ANGELES INC.

By:	/s/ KELLY M. ALLRED

Name: Kelly M. Allred
Title: Vice President and Treasurer

KB HOME COLORADO INC.

By:	/s/ KELLY M. ALLRED

Name: Kelly M. Allred
Title: Vice President and Treasurer

KB HOME NEVADA INC.

By:	/s/ KELLY M. ALLRED

Name: Kelly M. Allred
Title: Vice President and Treasurer

KB HOME LONE STAR LP

By: KBSA, Inc., its General Partner

By:	/s/ KELLY M. ALLRED

Name: Kelly M. Allred
Title: Vice President and Treasurer

CONFIRMED AND ACCEPTED as of the date first above written:

BANC OF AMERICA SECURITIES LLC

By:	/s/ STEPHAN T. JAEGER Name: Stephan T. Jaeger
Title: Managing Director

On behalf of each the Underwriters

SCHEDULE A
List of Guarantors
1.	KB Home Phoenix Inc., an Arizona corporation

2.	KB Home Coastal Inc., a California corporation

3.	KB Home North Bay Inc., a California corporation

4.	KB Home South Bay Inc., a California corporation

5.	KB Home Greater Los Angeles Inc., a California corporation

6.	KB Home Colorado Inc., a Colorado corporation

7.	KB Home Nevada Inc., a Nevada corporation

8.	KB Home Lone Star LP, a Texas limited partnership whose sole general partner is KBSA, Inc., a Texas corporation

Schedule A

SCHEDULE B

Aggregate
Principal
Amount
Names of Underwriters	of Securities
Banc of America Securities LLC.	$300,000,000

Total	$300,000,000

Schedule B

SCHEDULE C
Pricing Term Sheet

Issuer:	KB Home

Ratings:	Ba1 (Moody’s); BB+ (S&P); BB+ (Fitch)

Issue of Securities:	7 1/4% Senior Notes due 2018

Principal Amount:	$300,000,000

Coupon:	7 1/4% per annum, accruing from April 3, 2006

Interest Payment Dates:	Semi annually on June 15 and December 15, commencing December 15, 2006

Maturity:	June 15, 2018

Treasury Benchmark:	4.500% due February 15, 2016

US Treasury Yield:	4.703%

Spread to Treasury:	2.580%

Re-offer Yield:	7.283%

Initial Price to Public:	The Notes will be offered from time to time for sale in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of each sale

Proceeds, before expenses, to KB Home:	per Note: 99.486%; Total: $298,458,000

Optional Redemption:	Make Whole Treasury Rate + 35 basis points

Minimum Denomination:	$1,000

Settlement Date:	April 3, 2006

CUSIP:	48666KAN9

Underwriter:	Banc of America Securities LLC
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request by calling toll-free 1-800-294-1322 or you may e-mail a request to dg.prospectus_distribution@bofasecurities.com.

Schedule C

SCHEDULE D
Issuer General Use Free Writing Prospectuses
1. Pricing Term Sheet set forth on Schedule C

C-35